EXECUTION COPY

                  AMENDED AND RESTATED APPENDIX I ITC AGREEMENT
                  ---------------------------------------------


     This AMENDED AND RESTATED APPENDIX I INDEPENDENT TRANSMISSION COMPANY AGREEMENT (the "Agreement") is entered into as of this 14th day of February 2003, by and between the MIDWEST INDEPENDENT TRANSMISSION SYSTEM OPERATOR, INC. ("Midwest ISO") and GRIDAMERICA LLC ("GridAmerica"). Midwest ISO and GridAmerica are jointly referred to as the "Parties" and individually, as a "Party."

                                   BACKGROUND

     WHEREAS, the United States Federal Energy Regulatory Commission (together with any successor agency, "FERC" or "Commission") in Order No. 2000 called for the formation of regional transmission organizations ("RTOs") to promote the creation of large electricity markets and to provide reliable, cost-efficient services to customers;

     WHEREAS, Midwest ISO is a FERC approved RTO with an open architecture that accommodates various forms of independent transmission company ("ITC") in its operation;

     WHEREAS, on April 25, 2002, the Commission issued an order in Docket No. EL02-65 (99 FERC P. 61,105 (2002)) encouraging the formation of an ITC within Midwest ISO;

     WHEREAS, Union Electric Company, d/b/a AmerenUE, and Central Illinois Public Service Company, d/b/a AmerenCIPS (together, "Ameren Operating Companies"), American Transmission Systems, Incorporated ("ATSI"), a subsidiary of FirstEnergy Corp., and Northern Indiana Public Service Company ("NIPSCO") wish to comply with Order No. 2000 through the formation of an ITC within Midwest ISO;

     WHEREAS, (i) the Ameren Operating Companies, ATSI, NIPSCO and National Grid USA ("NGUSA") have executed and delivered that certain Master Agreement dated as of October 31, 2002 (the "Original Master Agreement") regarding the creation and operation of GridAmerica as an ITC within Midwest ISO, (ii) NGUSA has caused GridAmerica to be formed as a limited liability company with GridAmerica Holdings Inc., (successor to GridAmerica Holdings LLC), an affiliate of NGUSA as managing member, pursuant to that certain Limited Liability Company Agreement dated as of October 31, 2002 (the "Original LLC Agreement"), (iii) GridAmerica, Ameren Operating Companies, ATSI and NIPSCO have executed and delivered that certain Operation Agreement dated as of October 31, 2002 (the "Original Operation Agreement") pursuant to which GridAmerica will exercise functional control over the transmission facilities of the Ameren Operating Companies, ATSI and NIPSCO that are not currently under the operational control of a FERC approved RTO; and (iv) the Midwest ISO and GridAmerica have executed and delivered that certain Appendix I Independent Transmission Company Agreement dated as of October 31, 2002 (the "Original MISO ITC Agreement");

     WHEREAS, on December 19, 2002, the Commission conditionally accepted for filing, and suspended and made effective subject to refund, future filings and further orders, the Original Master Agreement, the Original LLC Agreement, the Original Operation Agreement and the Original MISO ITC Agreement in Docket Nos. ER02-2233-001 and EC03-14-000 (101 FERC P. 61,320 (2003) (the "FERC Approving
Order");

     WHEREAS, the parties to each of the Original Master Agreement, the Original LLC Agreement and the Original LLC Agreement have agreed to, and have, amended and restated such Agreements to comply with the requirements of the FERC Approving Order;

     WHEREAS, the Parties desire to set forth the terms and conditions governing GridAmerica's participation in Midwest ISO as modified as required by the FERC Approving Order;

     NOW, THEREFORE, the Parties hereby agree to amend and restate the Original MISO ITC Agreement in its entirety as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     The terms used in this Agreement shall have the same meaning as in the Agreement Of Transmission Facilities Owners To Organize The Midwest Independent Transmission System Operator, Inc. on file with and accepted by the Commission as Midwest ISO's Rate Schedule FERC No. 1 ("Midwest ISO Agreement") unless otherwise specified herein.

     "Ameren" means Ameren Services Company, individually and as agent for the Ameren Operating Companies.

     "Ameren Operating Companies" has the meaning set forth in the recitals hereto.

     "Ameren Zone" means the RTO pricing zone for which the rates accepted or approved by FERC for the Ameren Operating Companies shall apply.

     "Ameren Zonal Rate" means the rates applicable to the Ameren Zone, as may be changed from time to time.

     "Approval Order" shall mean one or more Final Orders that, collectively, approve this Agreement and such other agreements as may be necessary or desirable to create GridAmerica as an ITC within Midwest ISO as to which the approval of the Commission is required under applicable Law, without modification or condition, other than any such modifications and conditions as would not, in the aggregate, cause a Party to fail to realize any material benefit which it reasonably anticipates from participation in the transactions contemplated by such Agreements.

     "ATSI Zone" means the RTO pricing zone for which rates for ATSI as accepted or approved by FERC shall apply.

     "ATSI Zonal Rate" means the rates applicable to the ATSI Zone, as may be changed from time to time.

     "Authority" has the meaning set forth in Section 18.3 hereof.

     "Confidential Information" means all (i) information that is furnished to a Recipient by the Disclosing Party or its Representatives, in whatever form, that may constitute or contain confidential, proprietary or trade secret information, or which may otherwise be claimed by the Disclosing Party to be of a market-sensitive, competitive, confidential or proprietary nature, and (ii) all portions of any analyses, compilations, studies or other documents that include any of the foregoing information prepared by or for a Recipient. "Confidential Information" excludes any information that (i) the Disclosing Party notifies the Recipient in writing is not confidential; (ii) becomes available to the
Recipient on a non-confidential basis from a source other than (a) the Disclosing Party, its Representatives or another person acting on behalf of the Disclosing Party, or (b) a party who has confidentiality obligations to the Disclosing Party; (iii) is or becomes generally available to the public other than as a result of a disclosure by the Recipient, its Representatives or any person to whom such Recipient or Representatives disclosed the information; (iv) was previously known to the Recipient free and clear of any obligation to keep it confidential; (v) is disclosed to third parties by the Disclosing Party without restriction or obligation of confidentiality; or (vi) is independently developed by the Recipient without reference to the Disclosing Party's Information.

     "Consent" shall mean any authorization, consent, opinion, order, approval, license, franchise, ruling, permit, tariff, rate, certification, exemption, filing or registration from, by, or with any Governmental Authority, any person or any governing body of any person.

     "Control Date" has the meaning set forth in Section 4.1.3 hereof.

     "CPI Index" shall mean the Consumer Price Index for All Urban Consumers (unadjusted for seasonal variation) for the U.S. City Average as published from time to time by the U.S. Bureau of Labor Statistics or any successor index (or any substantially similar index in the event that no successor index is published) published by such bureau or any successor agency or department.

     "Direct Claim" has the meaning set forth in Section 17.6 hereof.

     "Disclosing Party" means either GridAmerica, Ameren, ATSI, or NIPSCO, on the one hand, or Midwest ISO, on the other hand, to the extent either such party is furnishing the other party with Confidential Information concerning itself or its affiliate(s).

     "Effective Date" has the meaning set forth in Section 2.1 hereof.

     "Facilities" mean those transmission facilities over which GridAmerica has functional control, as set forth on Schedule 1 attached hereto.

     "FERC Approving Order" has the meaning set forth in the recitals hereof.

     "Final Order" shall mean a final order issued by the Commission approving this Agreement and such other agreements as may be necessary or desirable to create GridAmerica as an ITC within Midwest ISO as to which approval of the Commission is required under applicable Law.

     "FirstEnergy Operating Companies" means The Cleveland Electric Illuminating Company, Ohio Edison Company, Pennsylvania Power Company, and The Toledo Edison Company.

     "Good Utility Practice" has the meaning set forth in the Midwest ISO Agreement.

     "Governmental Authority" or "Governmental" shall mean a federal, state, local or foreign governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body and any officer, official or other representative of any of the foregoing.

     "GridAmerica Integration Costs" has the meaning set forth in Section 13.1 hereof.

     "GridAmerica Participants" means Ameren, ATSI, NIPSCO, and National Grid.

     "GridAmerica System" has the meaning set forth in Section 4.1.3 hereof.

     "GridAmerica Three" means Ameren, ATSI, and NIPSCO.

     "Indemnifying Party" has the meaning set forth in Section 17.4 hereof.

     "Indemnitee" has the meaning set forth in Section 17.4 hereof.

     "ITC Agreements" means (i) the Amended and Restated Master Agreement dated as of February 14, 2003 by and among GridAmerica, GridAmerica Holdings Inc., the GridAmerica Three and NGUSA, (ii) the Amended and Restated Limited Liability Company Agreement of GridAmerica dated as of February 14, 2003 and entered into by GridAmerica Holdings Inc. and (iii) the Amended and Restated Operation Agreement dated as of February 14, 2003 by and among GridAmerica and the GridAmerica Three, in each case as the same may be amended, modified or otherwise supplemented and in effect from time to time.

     "Law" shall mean any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretive or advisory opinion of a Governmental Authority.

     "Make-Ready Arrangements" shall mean the arrangements, contractual or otherwise, made by or entered into by GridAmerica and/or Midwest ISO pursuant to which GridAmerica or Midwest ISO, as the case may be, acquires such systems, personnel, services, intellectual property and other assets as are required for GridAmeria to serve as an Independent Transmission Company within Midwest ISO and for GridAmerica or Midwest ISO, as the case may be, to perform its obligations under the Delineation of Functions.

     "Member" has the meaning set forth in the Midwest ISO Agreement.

     "Midwest ISO OATT" has the meaning set forth in Section 4.1.5 hereof.

     "NDTO" means a non-divesting transmission owner that has signed an Operation Agreement with GridAmerica.

     "NIPSCO Zone" means the RTO pricing zone for which rates for NIPSCO as accepted or approved by the Commission shall apply.

     "NIPSCO Zonal Rate" means the rates applicable to the NIPSCO Zone, as may be changed from time to time.

     "OASIS" has the meaning set forth in Section 6.1 hereof.

     "Order" shall mean any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each such case, whether preliminary or final).

     "Order No. 2000" means the order of FERC set forth in Regional Transmission Organizations, Order No. 2000, FERC Stats and Regs (Regulations Preambles) P. 31,089 (1999), order on reh'g, Order No. 2000-A, FERC Stats and Regs (Regulations Preambles) P. 31,092 (2000).

     "Owners" has the meaning set forth in the Midwest ISO Agreement.

     "Performance Manager" has the meaning set forth in Section 12.1 hereof.

     "Recipient" means GridAmerica, Ameren, ATSI, or NIPSCO, on the one hand, or Midwest ISO, on the other hand, to the extent such Party is receiving Confidential Information of the Disclosing Party.

     "Reliability  Coordination  Service"  has the  meaning set forth in Section
4.2.1 hereof.

     "Reliability  Coordinator"  has the  meaning  set  forth in  Section  4.2.3 hereof.

     "Representatives" means principals, partners, officers, directors, employees, agents, and other representatives, experts and advisors, including without limitation, attorneys, independent accountants, consultants, and financial advisors, and Representatives of such Representatives.

     "Required Consent" shall mean with respect to GridAmerica, any required consent or approval of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, and any Consents that a member of the GridAmerica Three notifies GridAmerica and Midwest ISO in writing prior to December 31, 2002 are a precondition to its participation in GridAmerica.

     "RTO" has the meaning set forth in the recitals hereto.

     "RTO Services" mean those services and functions which taken together enable Ameren, ATSI, and NIPSCO to comply fully with Order No. 2000, and shall include the transmission services described in, and to be provided by Midwest ISO under, this Agreement.

     "Third Party Claim" has the meaning set forth in Section 17.4 hereof.

     "Transmission  System"  has  the  meaning  set  forth  in the  Midwest  ISO
Agreement.

     "Users" has the meaning set forth in the Midwest ISO Agreement.

                                    ARTICLE 2

           FILING, EFFECTIVE DATE, SERVICE DATE, TERM, AND TERMINATION
           -----------------------------------------------------------

     2.1 The GridAmerica Participants, on behalf of GridAmerica, and Midwest ISO shall jointly file with FERC for approval of this Agreement as soon as practicable following the execution hereof. This Agreement shall become effective upon the date the FERC shall have issued the Approval Order (the "Effective Date"). Each Party shall use its best efforts to gain FERC approval of this Agreement on an expedited basis and agrees to provide support for the model set forth in this Agreement in public fora and elsewhere. If the FERC accepts and generally approves this Agreement but requires a compliance filing by either of the Parties, the Parties shall evaluate whether such required compliance filing materially changes or frustrates the intent of this Agreement. The Parties agree to negotiate in good faith to establish new terms and conditions that place the Parties in the same position as bargained for in this Agreement. In the event that the Parties cannot reach an agreement within 30 days of FERC action on new terms and conditions, or the new terms and conditions are not subsequently accepted by the FERC, the GridAmerica Participants and GridAmerica may withdraw its application to join Midwest ISO upon thirty days written notice.

     2.2 Subject to Sections 2.4 and 2.5, this Agreement shall remain in effect following the Effective Date for an initial term ending at midnight Carmel, Indiana time on the fifth anniversary of the Control Date, which initial term shall be automatically extended from year to year unless either Party shall have given the other six months written notice of termination prior to the end of the initial term, or at the end of any renewal term if such notice is given at least six months prior to the term then ending; provided, however, that (i) if at the time such notice of termination is given by either Party, applicable provisions in the Midwest ISO Transmission Owners Agreement governing the right of a "Transmission Owner" thereunder to withdraw from Midwest ISO specify a different minimum time for notice of withdrawal (whether longer or shorter) from Midwest ISO, such different minimum time shall apply under this Agreement and (ii) if GridAmerica (x) has not acquired transmission facilities of any NDTO and (y) ceases to function as an ITC, whether by reason of its dissolution, the withdrawal of all of the NDTOs participating in GridAmerica as contemplated by this Agreement and as permitted by the ITC Agreements or otherwise, then the term of this Agreement shall end at the close of business on the day GridAmerica ceases to function as an ITC.

     2.3 Notwithstanding anything to the contrary set forth in this Agreement, if (a) ownership of all or a substantial portion of any NDTO or its transmission facilities is changed as a result of sale, merger, or acquisition involving a party other than an affiliate of such NDTO or (b) any NDTO exercises its right to withdraw from GridAmerica set forth in Section 5.7(a) or Section 5.7(b) of the Master Agreement or Section 5.1 of the Operation Agreement or (c) GridAmerica acquires transmission facilities of any NDTO, then such new owner or such NDTO or GridAmerica, as the case may be, may, subject to the terms and conditions set forth in the ITC Agreements, withdraw its facilities from GridAmerica; provided, however, that, unless the

Commission shall otherwise approve, upon the effectiveness of such withdrawal, such new owner, NDTO or GridAmerica, as the case may be, shall automatically be and become a member of Midwest ISO for a term ending no earlier than the fifth anniversary of the Control Date, or such later date as to which the term of this Agreement shall have been extended pursuant to Section 2.2 hereof, and otherwise having the same rights and obligations as a member "Transmission Owner" under the Midwest ISO Transmission Owners Agreement. Midwest ISO agrees to support the membership of any such new owner, NDTO or GridAmerica, as the case may be, in Midwest ISO as contemplated by the immediately preceding sentence.

     2.4 Notwithstanding anything to the contrary set forth in this Agreement, GridAmerica has the right to withdraw from Midwest ISO upon 30 days written notice, subject to FERC approval, if other Midwest ISO Owners or ITCs withdraw from Midwest ISO where either: a) GridAmerica is no longer directly interconnected with a remaining Midwest ISO member; or b) a material portion of the transmission facilities under Midwest ISO's operational control are removed by Midwest ISO members.

     2.5 If GridAmerica withdraws from Midwest ISO, GridAmerica will remain responsible for all financial obligations it incurs under the Midwest ISO Agreement and Midwest ISO OATT before the date of its withdrawal.

     2.6 Should, upon the withdrawal of GridAmerica from the Midwest ISO, the NDTOs remain in the Midwest ISO either in another ITC or as Owners, GridAmerica will not be liable to the Midwest ISO for the shares of the unamortized GridAmerica Integration Costs applicable to those NDTOs that remain in Midwest ISO.

                                    ARTICLE 3

                          STRUCTURE OF RTO ARRANGEMENT
                          ----------------------------

     3.1 GridAmerica will become an ITC within Midwest ISO pursuant to the terms and conditions of this Agreement. GridAmerica will be treated as an Owner under the Midwest ISO Agreement to the extent it owns transmission facilities within Midwest ISO. GridAmerica will represent the NDTOs with respect to the governance and activities of Midwest ISO. The NDTOs will have the same rights and voting authority as Owners under the Midwest ISO Agreement. Nothing in this Agreement will preclude the NDTOs or any of their affiliates from participating in appropriate Midwest ISO matters. Although this Agreement, and the relationship between GridAmerica and Midwest ISO as set forth herein, incorporates certain provisions of the Midwest ISO Agreement, any incorporation of the terms of the Midwest ISO Agreement herein shall not make GridAmerica an obligor under that agreement, nor shall incorporation of such terms make GridAmerica in any way a party to the Midwest ISO Agreement. References to the Midwest ISO Agreement in this Agreement shall mean the Midwest ISO Agreement and the Appendices thereto as the same exist on the date hereof and as the same may be amended from time to time but only if and not until such amendments, insofar as affecting this Agreement or the rights, entitlements or obligations of GridAmerica, are also documented hereunder pursuant to Section 19.2 hereof.

     3.2 With respect to its supply of RTO Services under this Agreement, not-withstanding any other provision of this Agreement, Midwest ISO shall not discriminate against GridAmerica vis-a-vis other Midwest ISO Members (including without limitation Owners or other ITCs) or Users to which it supplies identical or substantially similar services.

     3.3 Except to the extent inconsistent with the terms of this Agreement or as otherwise provided herein, the same procedures and protocols described in Appendix E to the Midwest ISO Agreement shall govern and apply to the relationship of the Parties and the provision of RTO Services by Midwest ISO hereunder, to the same extent as if GridAmerica were an Owner for purposes of such Appendix E.

                                    ARTICLE 4

                 TRANSMISSION FACILITIES OPERATED BY GRIDAMERICA
                SUBJECT TO THE DIVISION OF FUNCTIONS SET FORTH IN
              SCHEDULE 5 TO THIS AGREEMENT AND TO CERTAIN PROTOCOLS
                SET FORTH IN VARIOUS SCHEDULES TO THIS AGREEMENT
                ------------------------------------------------

     4.1 Functional Control, Reliability, Provision of Regional Transmission Service.

          4.1.1  GridAmerica  will  exercise   functional   control   over   the
Facilities. The NDTOs will file applications with the Commission for approval of the transactions contemplated by this Agreement and the ITC Agreements.

          4.1.2 After receiving authorization to exercise functional control over the Facilities, GridAmerica will cede to Midwest ISO those functions set forth in Schedule 5 to this Agreement that are to be performed by Midwest ISO. GridAmerica shall perform those functions set forth in Schedule 5 to this Agreement that are to be performed by GridAmerica as an ITC, and will also, for a transition period not to extend beyond the earlier to occur of the implementation of standard market design and Midwest ISO's Day Two congestion management systems, perform as contractor to Midwest ISO, certain of the functions  to be  performed  by Midwest  ISO,  as  described  on Schedule 5. All functions set forth in Schedule 5 that are to be performed by GridAmerica as contractor to Midwest ISO shall be performed under the supervision of Midwest ISO pursuant to protocols to be agreed between the Parties. Schedule 5 to this Agreement sets forth the "Delineation of Functions" approved by FERC in Alliance Companies, 99 FERC P. 61,105 (2002); TransLink, 99 FERC P. 61,106 (2002). The
Parties recognize that, prior to full operations pursuant to the Delineation of Functions in Schedule 5, (i) the development of the GridAmerica systems and assets must be completed and integrated into the Midwest ISO systems and (ii) the Parties must agree on procedures for implementing the Delineation of Functions. Following complete integration of systems, service over the Facilities will be provided under the Midwest ISO OATT.

          4.1.3 Each of Midwest ISO and GridAmerica shall promptly notify the other in writing of the satisfaction of all applicable legal requirements, system readiness, and systems integration necessary for GridAmerica and Midwest ISO to assume their respective responsibilities under the Delineation of Functions (each a "Notification of Readiness"). On the first day of the month following the receipt of such Notifications of Readiness, but no sooner than the fifth day following the date of receipt of the last such Notification of Readiness (the "Control Date"), GridAmerica and Midwest ISO shall assume their respective responsibilities under the Delineation of Functions over the facilities constituting the GridAmerica transmission system ("GridAmerica System"). Midwest ISO will thereafter exercise its delineated functions over the Facilities and the GridAmerica System consistent with its responsibilities under Article Three, Section l.A of the Midwest ISO Agreement. Anything in this
Section 4.1.3 or otherwise in this Agreement to the contrary notwithstanding, the occurrence of the Control Date shall be postponed and shall not occur:

               (a) unless and until the Commission shall have issued an Approval Order and (unless waived by the Parties) none of the Final Orders comprising the Approval Order is subject to possible rehearing and each Party requiring any Required Consent shall have received the same, or shall have waived the requirement that it shall have received the same, and such Required Consent shall: (i) be in form and substance which would not, in the reasonable judgment of such Party, and when considered in light of the Approval Order and all other Required Consents (A) cause such Party to fail to realize any material benefit which it reasonably anticipates from the transactions contemplated by this Agreement and the ITC Agreements or (B) impose any conditions or requirements which could reasonably be expected to have a material and adverse effect on such Party's or any of its affiliates' current or planned operations or business activities or its or their prospects; and (ii) be in full force and effect.

               (b) unless and until the Make-Ready Arrangements shall be in place and shall be reasonably satisfactory in form and substance to each of GridAmerica and Midwest ISO.

               (c) unless and until the Parties shall have agreed on procedures for implementing the Delineation of Functions as contemplated by Section 4.1.2 hereof.

               (d) unless and until Midwest ISO shall have made (i) a one-time payment equal to the amount of the actual costs (including appropriately allocated internal costs) incurred by National Grid USA (and/or its affiliates) and the GridAmerica Three as may be reasonably necessary or appropriate for GridAmerica to obtain such services and acquire such rights to intellectual property or other assets as are required for GridAmerica to serve as an ITC within Midwest ISO as contemplated by the ITC Agreements and to perform its obligations under the Delineation of Functions, as the same may be amended, modified or otherwise supplemented by mutual agreement of the parties prior to the Control Date and (ii) a one-time payment to reimburse the GridAmerica Three for their actual costs (including appropriately allocated internal costs) incurred in the development of Alliance RTO, such payments to be made as directed by GridAmerica; provided, however, that the aggregate amount required to be paid by Midwest ISO pursuant to this paragraph (d) shall not exceed $36,200,000. All amounts to be paid by Midwest ISO pursuant to this Section 4.1.3(d) shall be supported by documentation submitted to Midwest ISO with GridAmerica's Notification of Readiness.

               (e) unless and until Midwest ISO shall have refunded to Ameren, with interest, the $18,000,000 payment made by Ameren to leave Midwest ISO pursuant to the terms of settlement approved in Illinois Power Co., 95 FERC P. 61,183, order on reh'g., 96 FERC P. 61,206 (2001).

               (f) if there shall be in effect any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Agreement, the MISO License Agreement or the ITC Agreements.

          4.1.4 GridAmerica shall share GridAmerica's procurement plan for obtaining third party services and intellectual property and other assets that are required for GridAmerica to serve as an ITC within Midwest ISO as contemplated by this Agreement and to perform its obligations under the Delineation of Functions. GridAmerica will confer with Midwest ISO prior to entering into any contract with a third party vendor that will result in expenditures of $500,000 or more for which GridAmerica will seek recovery pursuant to Section 4.1.3(d).

          4.1.5 On and after the Control Date, Midwest ISO shall have responsibility for the reliability of the GridAmerica System consistent with its responsibilities under the Delineation of Functions and Article Three, Section I.B of and Appendices B and E to the Midwest ISO Agreement. Should the
Commission modify the delineation of functions between ITCs and RTOs, the parties agree to negotiate to effectuate the Commission's intent with respect to such modified delineation of functions.

          4.1.6 On and after the Control Date, GridAmerica and Midwest ISO will provide transmission service over the Grid America System and in the Ameren, ATSI, and NIPSCO Zones on a nondiscriminatory basis under, and in accordance with, the Delineation of Functions and the Midwest ISO Open Access Transmission Tariff on file with FERC or any successor tariff (the "Midwest ISO OATT"), subject to and in accordance with the provisions and limitations of Sections 3.3, 11 and 13 hereof Midwest ISO shall administer the Midwest ISO OATT.

          4.1.7 Following the Control Date, Midwest ISO shall offer within the Ameren, ATSI, and NIPSCO Zones, as part of the Midwest ISO OATT, all such ancillary services as are required by FERC to be offered under the Midwest ISO Tariff. Midwest ISO shall obtain such services from providers in a manner that minimizes cost, consistent with its reliability responsibilities and other obligations under this Agreement. In obtaining such ancillary services, Midwest ISO shall afford no undue preference or disadvantage to any generation supplier. The NDTOs shall maintain those schedules in the Open Access Transmission Tariffs permitting the provision of ancillary services and nothing in this Agreement shall preclude an NDTO from self-supplying any necessary ancillary services. Moreover, nothing in this Agreement shall preclude GridAmerica (consistent with FERC policy and on behalf of the NDTOs) or the NDTOs from participating in any competitive ancillary services markets that may be created within Midwest ISO.

          4.1.8 On and after the Control Date, Midwest ISO will perform congestion management functions with respect to the GridAmerica System consistent with its responsibilities under Attachment K of the Midwest ISO OATT or any other FERC approved congestion management plan that may be administered by Midwest ISO from time to time.

          4.1.9 Legal and equitable title to the respective properties comprising the GridAmerica System, including all land and land rights, and to all the Facilities or any facilities with GridAmerica may hereafter build or acquire, shall remain with the respective NDTOs or their affiliates (unless the NDTOs or such affiliates transfer title to another entity) and is not changed by this Agreement. The NDTOs or their affiliates shall retain all rights incident to such legal and equitable title, including, but not limited to, the right, subject to applicable federal or state regulatory approvals and third party rights, to build, acquire, sell, dispose of, use as security or convey any part of such property, or use such property for purposes other than providing transmission services (such as the use of such property for telecommunications purposes), provided that the exercise of any such rights shall not impair the reliability of the Transmission System.

     4.2  Reliability Coordination Service.

          4.2.1 On and after the Control Date, Midwest ISO will be the Reliability Coordinator for the Ameren, ATSI, and NIPSCO Zones, and shall enter into any such arrangements as are necessary to perform this function. Midwest ISO shall supply the service specified in Schedule 2 to this Agreement ("Reliability Coordination Service") together, in conjunction with, and as a part of, the reliability coordination function performed by Midwest ISO under the Midwest ISO Agreement.

          4.2.2. If appropriate, GridAmerica may take actions to preserve the security of the GridAmerica System before requesting assistance from Midwest ISO. GridAmerica shall inform Midwest ISO of any such actions and coordinate such actions with Midwest ISO.

          4.2.3 Notwithstanding any other provision of this Agreement, Midwest ISO may intercede and direct appropriate actions in its role as the regional reliability coordinator (the "Reliability Coordinator"). If such Midwest ISO action is disputed by GridAmerica, Midwest ISO's position shall control pending resolution of the dispute.

          4.2.4 Without limiting Midwest ISO's general obligation under this Agreement to ensure non-discriminatory service to GridAmerica, Midwest ISO shall take no discriminatory action in carrying out Reliability Coordination Service which would advantage the transmission transactions scheduled on the system(s) of any other Midwest ISO Members, Owners, other ITCs or Users over transactions scheduled on the GridAmerica System.

                                    ARTICLE 5

                             PREEXISTING OBLIGATIONS
                             -----------------------

     5.1 GridAmerica and Midwest ISO will execute agency agreements in substantially the same form as Appendix G to the Midwest ISO Agreement, for transmission service provided over distribution facilities owned and operated within the Ameren, ATSI, and NIPSCO Zones by the Ameren Operating Companies, the FirstEnergy Operating Companies, or NIPSCO. Notwithstanding any other provision in Appendix G, the agency authorization shall not be construed as authorizing Midwest ISO to enter into any agreement that creates any liability, cost or other obligation to be borne by the owners or by the GridAmerica Three or Grid America that is not expressly set forth in the Midwest ISO OATT.

     5.2 Midwest ISO agrees to assume all rights and obligations under the Ameren, ATSI, and NIPSCO OATT agreements entered into prior to the Control Date, including, but not limited to agreements for network integration service, firm point-to-point transmission service, and generator interconnection service. A list of such agreements is attached as Schedule 3 to this Agreement.

     5.3 Midwest ISO will comply with all obligations to provide transmission service incurred by the Ameren Operating Companies, the FirstEnergy Operating Companies, and NIPSCO pursuant to agreements with third parties entered into prior to the effective date of the Ameren, ATSI, and NIPSCO OATTs. Midwest ISO may satisfy these obligations, in whole or in part, through the agreement for network integration service between Midwest ISO and the Ameren Operating Companies, the FirstEnergy Operating Companies, and NIPSCO. A list of such agreements is attached as Schedule 4 to this Agreement. Such agreements shall continue to be performed according to their terms until such time as those agreements may be modified by the Commission; provided, however, that after a transition period of six years from the Control Date, all such loads shall be served directly under the Midwest ISO OATT unless the Commission orders otherwise. The Parties shall commence negotiations to address conversion to the Midwest ISO after the transition period within three years of the Control Date.

     5.4 Midwest ISO acknowledges that Ameren, ATSI, and NIPSCO have certain obligations to transmission customers as a result of orders issued by the FERC or other Governmental Authorities. GridAmerica will identify such obligations to Midwest ISO prior to the Control Date. To the extent that GridAmerica is unable to perform such obligations following the Control Date, Midwest ISO will use its best efforts to perform such obligations on GridAmerica's behalf, consistent with the Midwest ISO Agreement and the Midwest ISO Tariff. Nothing in this
Section 5.4 shall be construed as relieving Ameren, ATSI, the FirstEnergy Operating Companies or NIPSCO, as the case may be, of these obligations to transmission customers.

     5.5 Nothing in this Article 5 requires Midwest ISO to assume obligations for transmission service provided outside of the Ameren, ATSI, and NIPSCO Zones or to perform any act prohibited by law.

                                    ARTICLE 6

                            SCHEDULING, ATC AND OASIS
                            -------------------------

     6.1 In order to provide for the performance by GridAmerica of its tagging and scheduling functions in accordance with the Delineation of Functions and the integration of those functions with the functions to be performed by Midwest ISO, Midwest ISO shall provide GridAmerica with access to and the right to use its automated scheduling system maintained and hosted by Midwest ISO and having the functionality and performance characteristics described on Schedule 6 under the heading "Scheduling System."

     6.2 On or before the Control Date, Midwest ISO shall implement and shall thereafter maintain an Open Access Same-time Information System or Systems ("OASIS") or successor system(s) pursuant to the Midwest ISO OATT. The OASIS shall conform to the requirements for such systems as specified by FERC.

     6.3 On and after the Control Date, GridAmerica and Midwest ISO shall review and approve, as appropriate, requests for service and schedule transmission transactions occurring over the GridAmerica System in the manner set forth in the Delineation of Functions. GridAmerica and Midwest ISO shall also determine available transmission capability for the GridAmerica System in the manner set forth in the Delineation of Functions. In order to provide for the performance by GridAmerica of its AFC functions in accordance with the Delineation of Functions and the integration of those functions with the functions to be performed by Midwest ISO, (i) Midwest ISO shall make available to GridAmerica the data and other services described on Schedule 6 under the heading "AFC System - Midwest ISO Obligations" and (ii) GridAmerica shall design, implement, host and maintain an automated AFC system having the functionality and performance characteristics described on Schedule 6 under the heading "AFC System - GridAmerica Obligations." GridAmerica agrees that Midwest ISO shall be a permitted licensee of any third party software or other intellectual property included in the GridAmerica AFC system and any agreements with vendors in respect of any components of the GridAmerica AFC system shall be freely assignable to MISO at no cost (other than ongoing payments under such agreements that would be the obligation of GridAmerica in the absence of any such assignment).

                                    ARTICLE 7

                      RATINGS AND TRANSMISSION MAINTENANCE
                      ------------------------------------

     7.1 On and after the Control Date, GridAmerica shall provide to Midwest ISO ratings and operating procedures for the Facilities that make up the GridAmerica System subject to dispute resolution as set forth in Appendix D to the Midwest ISO Agreement if Midwest ISO disagrees. GridAmerica's position shall prevail pending resolution of the dispute.

     7.2 On and after the Control Date, GridAmerica may set its own transmission maintenance and outage schedules (subject to dispute resolution pursuant to Section 12 hereof if Midwest ISO objects to such schedules). GridAmerica shall coordinate such transmission maintenance and outage schedules with Midwest ISO as described in the Delineation of Functions. With regard to disputes concerning such schedules, GridAmerica's position shall prevail pending resolution of the dispute, unless Midwest ISO, acting in its role as Reliability Coordinator under Section 4.2 hereof, determines that system security is involved, in which case Midwest ISO's determination shall prevail pending resolution of the dispute. GridAmerica shall maintain the Facilities in accordance with Good Utility Practice. In order to provide for the performance by GridAmerica of its outage scheduling functions in accordance with the Delineation of Functions, Midwest ISO agrees to design and implement those changes to its outage scheduler described on Schedule 6 under the heading "Outage Scheduler".

                                    ARTICLE 8

              CONSTRUCTION AND PLANNING; BEST PRACTICES CONSULTANCY
              -----------------------------------------------------

     8.1 On and after the Control Date, and until the implementation of planning processes and protocols pursuant to Section 8.2 of this Agreement, GridAmerica shall plan the GridAmerica System in coordination with Midwest ISO consistent with the Delineation of

Functions and the provisions and protocols provided for in Appendix B to the Midwest ISO Agreement. Midwest ISO has the same obligations and responsibilities to GridAmerica that Midwest ISO has to Owners under Appendix B of the Midwest ISO Agreement.

     8.2 The Parties agree to develop and implement streamlined coordinated planning processes and protocols which grant GridAmerica, as a fully independent ITC, greater discretion and authority to plan its system to meet customer needs than is currently granted to Owners under Appendix B to the Midwest ISO Agreement. To the extent required by applicable law, any such plan shall be approved by FERC prior to implementation.

     8.3 Notwithstanding any other provisions of this Article 8, GridAmerica shall use commercially reasonable efforts to construct transmission facilities as directed by Midwest ISO consistent with the provisions of Article Four,
Section I.C of the Midwest ISO Agreement.

     8.4 For a period of one year following the Control Date, GridAmerica will provide a consultancy service to Midwest ISO to assist Midwest ISO in the development of transmission best practices and will provide Midwest ISO with advice on enhancing existing assets, asset management and replacement, lifetime asset rating enhancements, safety matters, latest technology applications, real time monitoring capability and rating, matters relating to maintenance of facilities and outage optimization, both before and during implementation of day ahead and real time markets.

                                    ARTICLE 9

              RESPONSIBILITY FOR GENERATOR INTERCONNECTION SERVICE
              ----------------------------------------------------

     On and after the Control Date, GridAmerica shall be responsible for generator interconnection service within the Ameren, ATSI, and NIPSCO Zones and shall have the right to establish the terms and conditions thereof, provided that FERC has approved GridAmerica's procedures and form of agreement for such interconnection service. Until FERC approval of such procedures and form of agreement, on and after the Control Date, Midwest ISO's interconnection protocols shall govern GridAmerica's provision of generator interconnection service within the Ameren, ATSI, and NIPSCO Zones, except to the extent provided in Section 5.2. The Parties also recognize that the Commission has issued a Notice of Proposed Rulemaking regarding generator interconnection agreements and procedures in Docket No. RM02-1 and intend that GridAmerica will fully comply with FERC's policy on generator interconnections.

                                   ARTICLE 10

                     Market and Other Monitoring, Penalties
                     --------------------------------------

     10.1 On and after the Control Date, Midwest ISO, in accordance with FERC policy and directives, will conduct market monitoring within the Ameren, ATSI, and NIPSCO Zones consistent with the terms of Article 8 of the Midwest ISO Agreement.

     10.2 On and after the Control Date, Midwest ISO shall impose and collect penalties within the Ameren, ATSI, and NIPSCO Zones as currently provided in
Article 8 of the Midwest ISO Agreement and the Midwest ISO OATT.

                                   ARTICLE 11

                         RATES AND REVENUE DISTRIBUTION
                         ------------------------------

     11.1 In a Section 205 rate case to be filed prior to the operation of GridAmerica within the Midwest ISO, Midwest ISO will support the recovery of lost revenues of each of the GridAmerica Three resulting from the elimination of multiple zonal transmission rate charges and the corresponding revenue allocation consistent with the treatment of other Owners and ITCs. The Parties will immediately commence and participate in a collaborative process with the Owners and other Midwest ISO stakeholders regarding such lost revenues and distribution method necessary to achieve these goals. Nothing herein shall be construed as a waiver of any of the Parties' rights to file with FERC for changes to the Midwest ISO pricing and revenue distribution protocols. GridAmerica reserves the right to proffer as part of such filing, individually or with other companies, the Alliance rate design endorsed by FERC in its April 25, 2002 Order on Petition for Declaratory Order in Docket Nos. EL02-65-000, et al. Nothing in this Agreement will preclude GridAmerica or the NDTOs from participating in or protesting any such FERC filings and proceedings.

     11.2 On and after the Control Date, Midwest ISO shall distribute to GridAmerica or the NDTOs (at the election of GridAmerica or the NDTOs) on a monthly basis any amounts due to GridAmerica or the NDTOs which result from the provision of transmission service under the Midwest ISO OATT, consistent with Appendix C to the Midwest ISO Agreement and this Agreement. GridAmerica may take no unilateral action which interferes with or affects the revenue distribution provided for in Appendix C of the Midwest ISO Agreement or which interferes with the collection by Midwest ISO of the revenues due it for services it provides or arranges pursuant to the Midwest ISO OATT, unless such action by GridAmerica has been approved by the FERC. GridAmerica shall have periodic (no more frequently than quarterly) audit rights with respect to revenue distribution and shall be entitled to have any discrepancies resolved within 90 days of the identification of the problem.

     11.3   Rate and Tariff Term Dovetailing.

     11.3.1 On and after the Control Date, Midwest ISO shall charge the Ameren, ATSI, and NIPSCO Zonal Rates for all applicable transactions under the Midwest ISO OATT. In the development of regional rates, Midwest ISO shall use the Ameren, ATSI, and NIPSCO Zonal Rates as an input to the rate calculations.

     11.3.2 Midwest ISO will support the use of the existing Ameren, ATSI, and NIPSCO OATT rates and rate design for use within the Ameren, ATSI, and NIPSCO Zones, respectively, and will permit Ameren, ATSI, and NIPSCO, at their option, to convert their OATT rates for network integration service to a formula rate or a stated rate. Midwest ISO will support the use of Ameren, ATSI, and NIPSCO's rate structure for operations within Midwest ISO to the greatest extent possible.

     11.3.3 To facilitate competition in wholesale power markets, Midwest ISO will either discount its total charges in the Midwest ISO OATT for Drive-Out and Drive-Through Service or make a Section 205 application with the FERC to lower the cap on its total charges in the Midwest ISO OATT for Drive-Out and Drive-Through Service. The new cap on its total charges for Drive-Out and Drive-Through Service, whether achieved by discount or application to the FERC, will be formulated to provide flexibility for the Midwest ISO to maximize revenue while minimizing the charges applicable to this service. The GridAmerica and the NDTOs may intervene in and/or protest the Section 205 filing described in this section.

                                   ARTICLE 12

                   PERFORMANCE MANAGEMENT; DISPUTE RESOLUTION
                   ------------------------------------------

     12.1 Each of GridAmerica and Midwest ISO shall designate a senior executive to serve as performance manager (the "Performance Manager") under this Agreement and who shall have overall responsibility for the quality of performance by such Party of its functions pursuant to the Delineation of Functions. The Performance Managers shall meet at least quarterly to review the respective performance by each Party of its functions under the Delineation of Functions, the compliance or lack of compliance with any of the performance standards setout in Schedule 6 and any other matters relating to the quality of performance by the Parties, and based on such review shall agree on any necessary remedial action and/or methods to improve performance. In order for such quarterly reviews to be successful, GridAmerica and Midwest ISO agree to freely exchange performance data and other information helpful for the evaluation and improvement of performances.

     12.2 In order to facilitate the performance by each of GridAmerica and Midwest ISO under this Agreement, (i) each Party shall prepare and implement appropriate disaster recovery plans, (ii) will cooperate in the design and implementation of appropriate testing and trialing protocols, and (iii) Midwest ISO will provide for necessary training on its systems and will provide a customer care capability on a twenty-four hour per day, seven days per week basis.

     12.3 Any dispute as to any matter not governed by the terms of the Midwest ISO OATT and arising under or in connection with this Agreement between or among GridAmerica and Midwest ISO, any Owner, or any other Member shall be subject to the same dispute resolution procedures as are set forth in Appendix D to the Midwest ISO Agreement.

                                   ARTICLE 13

                           PROVISIONS REGARDING COSTS
                           --------------------------

     13.1 In consideration of GridAmerica's performance of (a) its functions as an ITC set forth in the Delineation of Functions, Midwest ISO will compensate GridAmerica in the amount of $9,500,000 per year, (b) its functions performed as a contractor to Midwest ISO set forth in the Delineation of Functions, Midwest ISO will compensate GridAmerica in the amount of $1,000,000 per year for each year or part thereof during which GridAmerica performs such functions as set forth in Section 4.1.2 hereof and (c) the consultancy services to be provided pursuant to Section 8.4 for the one year period following the Control Date, and the resulting cost savings to Midwest ISO, Midwest ISO will compensate GridAmerica in the amount of $1,500,000 per year. For each twelve month period following the Control Date, Midwest ISO will pay GridAmerica one-twelfth of the aggregate amount of compensation payable to GridAmerica for such twelve month period on the 15th day of each month during such twelve month period, which amount shall be subject to adjustment as follows:

     13.1.1 GridAmerica's annual compensation shall be adjusted to reflect changes in the CPI Index as follows:

             (a) No adjustment shall be made unless on any anniversary of the Control Date, the CPI Index on such anniversary is at least 103% of the CPI Index on the Control Date.

             (b) On the anniversary of the Control Date on which the CPI Index is at least 103% of the CPI Index on the Control Date, GridAmerica's annual compensation shall be adjusted by multiplying the amount of GridAmerica's compensation in the immediately preceding year by the sum of one plus the percentage increase in the CPI Index on such anniversary over the CPI Index on the Control Date.

             (c) Thereafter, GridAmerica's annual compensation shall be adjusted on each subsequent anniversary of the Control Date by multiplying the amount of GridAmerica's compensation in the immediately preceding year by the sum of one plus the percentage increase in the CPI Index on such anniversary date over the CPI Index on the first day of such preceding year.

     13.1.2 GridAmerica will implement any necessary modifications to its operations to support Midwest ISO's locational marginal pricing and other aspects of standard market design on aunified, region-wide market basis. If as a result of the foregoing, there is a material change in the functions performed by GridAmerica, and as a result, either GridAmerica believes that its compensation should be increased or Midwest ISO believes that its compensation should be decreased as a result of changes in such functions, either Party, by written notice to the other may request that the amount of GridAmerica's annual compensation be the subject of good faith negotiations; provided, however, that if the Parties are not able to agree, either Party shall have the right to commence an appropriate proceeding before the FERC to establish whether GridAmerica's compensation should be changed the amount of any appropriate change.

     13.1.3 In performing functions as contractor to Midwest ISO, GridAmerica will, to the degree practicable, locate personnel in Midwest ISO's Carmel, Indiana, facility at no additional cost to Midwest ISO.

     13.2 Midwest ISO will make no special assessment or other allocation to GridAmerica or other Midwest ISO Owners or ITCs of capital costs associated with the development and implementation of a standard market design. In the event that a standard market design is required by the FERC or otherwise proposed by Midwest ISO, Midwest ISO will present its proposal to recover the costs of development and implementing the standard market design to its stakeholders. The recovery mechanism proposed by Midwest ISO, including any Section 205 application to the FERC, must provide for recovery of standard market design costs from all market participants through a user based mechanism consistent with Midwest ISO
Schedule 10. GridAmerica and the NDTOs may intervene in or protest any such filing or FERC proceeding.

     13.3 Midwest ISO will make no special assessment or other allocation to GridAmerica or other Midwest ISO Owners or ITCs of capitalized costs associated with the integration of the Southwest Power Pool, its transmission owners or members into Midwest ISO. Midwest ISO will recover such costs under Midwest ISO
Schedule 10.

                                   ARTICLE 14

                INCLUSION OF ADDITIONAL FACILITIES BY GRIDAMERICA
                -------------------------------------------------

     In the event that GridAmerica acquires or otherwise operates transmission facilities not identified in Schedule 1 to this Agreement, such facilities shall not be deemed "Facilities" or become part of the "GridAmerica System" unless GridAmerica so chooses to designate or assign such facilities, such designation or assignment may occur on a case-by-case basis or on a continuous basis at GridAmerica's option. In no event, however, shall any such facilities be deemed to be "Facilities" or become part of the "GridAmerica System" unless they are located in or electrically interconnected to Midwest ISO systems.

                                   ARTICLE 15

                     CHANGES OR AMENDMENTS TO THIS AGREEMENT
                     ---------------------------------------

     This Agreement may not be amended or changed without the written agreement of the Parties and acceptance by FERC, as required.

                                   ARTICLE 16

                            GENERAL RESPONSIBILITIES
                            ------------------------

     16.1 On and after the Control Date, Midwest ISO shall have with respect to its relationship with GridAmerica, and performance of RTO Services contemplated by this Agreement, all those responsibilities to GridAmerica, which Midwest ISO has to other ITC within Midwest ISO, as well as all other obligations of Midwest ISO set forth in Article Three, Sections III and IV of the Midwest ISO Agreement.

     16.2 Midwest ISO and its directors, officers, employees, contractors and agents shall, at all times, adhere to the Standards of Conduct set forth in Appendix A to the Midwest ISO Agreement.

     16.3 GridAmerica will be subject to Article Four, Section II of the Midwest ISO Agreement in the same manner as an Owner.

     16.4 On and after the Control Date, GridAmerica shall be subject to Midwest ISO's Enforcement Authority in the same manner as an Owner under Article Three,
Section V of the Midwest ISO Agreement.

     16.5 On and after the Control Date, Midwest ISO shall maintain on its website a listing of all members of GridAmerica holding "Class A Units" and the number of "Class A Units" held by such member. GridAmerica shall promptly notify Midwest ISO of any issuance of "Class A Units" and any conversion of "Class B Units" into "Class A Units."

                                   ARTICLE 17

                             ASSUMPTION OF LIABILITY
                             -----------------------

     17.1 Midwest ISO shall assume liability for any injury or damage to persons or property arising from Midwest ISO's own acts or neglect, including the acts or neglect of its Representatives and contractors, and shall release, indemnify and hold harmless GridAmerica from and against all damages, losses, claims, demands, suits, recoveries, costs and expenses, court costs, attorney fees, and all other obligations by or to third parties, arising from Midwest ISO's gross negligence or willful misconduct in the performance of its duties under this Agreement, except in cases where, and only to the extent that, the gross negligence or willful misconduct of GridAmerica or its Representatives or contractors contributes to the claimed injury or damage.

     17.2 GridAmerica shall assume liability for any injury or damage to persons or property arising from its own acts or neglect, including the acts or negligence of its Representatives or contractors, and shall indemnify and hold harmless Midwest ISO from any damages, losses, claims, demands, suits, recoveries, costs and expenses, court costs, attorney fees, and all other obligations by or of third parties, arising from GridAmerica's gross negligence or willful misconduct in performing its duties under this Agreement, except in cases where, and only to the extent that, the gross negligence or willful misconduct of Midwest ISO or its Representatives or contractors contributes to the claimed injury or damage. For purposes of Article Two, Section VIII(C) of the Midwest ISO Agreement, GridAmerica and the NDTOs shall be treated as Owners. Nothing in this Agreement shall preclude GridAmerica from seeking indemnification or recovery from its NDTOs.

     17.3 GridAmerica shall not be liable to Midwest ISO for any action taken at the direction of Midwest ISO, except in cases of the failure to comport with good business practice or gross negligence or willful misconduct of GridAmerica.

     17.4 If a Party (or its Representative(s) or contractor(s)) entitled to indemnification or assumption of liability by the other Party under this Agreement (an "Indemnitee") receives written notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any person or entity who is not a Party to this Agreement or any affiliate of a Party to this Agreement (a "Third Party Claim") with respect to which indemnification or assumption of liability is to be sought from the other Party (an "Indemnifying Party"), the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty
(30) days after the Indemnitee's receipt of written notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of, any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, and the

Indemnitee will cooperate in good faith and may participate in such defense at such Indemnitee's own expense.

     17.5 If within ten (10) calendar days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claim, the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 17.4, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that the Indemnitee may assume its own defense by giving written notice to the Indemnifying Party, and the Indemnifying Party will be liable for all reasonable expenses thereof, (i) if the Indemnitee at any time reasonably determines that there may be a conflict between the positions of the Indemnifying Party and of the Indemnitee in conducting the defense of any Third Party Claim, or that there may be legal defenses available to any Indemnitee different from or in addition to those available to the Indemnifying Party; or (ii) if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) calendar days (unless waiting twenty (20) calendar days would prejudice the Indemnitee's rights) after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps. If, within ten (10) calendar days after an Indemnitee has provided written notice to the Indemnifying Party of any Third Party Claim, the Indemnifying Party has not given written notice to the Indemnitee that such Indemnifying Party has elected to assume the defense of such Third Party Claim, the Indemnifying Party shall be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim. If the Indemnifying Party desires to enter into a settlement of any Third Party Claim, and such settlement would neither (i) lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification or assumption of liability by the other Party hereunder, or (ii) reasonably be construed as an admission of culpability or liability by the Indemnitee or expected to create an adverse precedent which could undermine the Indemnitee's defense of or position with respect to any future claims by third parties; then, in such event, the Indemnifying Party will give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such settlement within ten
(10) business days after its receipt of such notice, the Indemnitee may assume or continue the defense of such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will be the amount of such settlement offer, plus reasonable costs and expenses paid or incurred by the Indemnitee up to the date of such notice. Notwithstanding the foregoing, the Indemnitee shall have the right to pay, compromise, or settle any Third Party Claim at any time, provided that in such event the Indemnitee shall waive any right to indemnify or assumption of liability hereunder unless the Indemnitee shall have first sought the consent of the Indemnifying Party in writing to such payment, settlement, or compromise and such consent was either obtained or was unreasonably withheld or delayed, in which event no claim for indemnification or assumption of liability with respect thereto shall be waived.

     17.6 Any claim by an Indemnitee under this Article 17 which does not result from a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable (provided that such estimate shall in no event limit the amount which the Indemnitee is entitled to recover under this Article 17, but in any event not later than thirty (30) calendar days after the Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party will have a period of thirty (30) calendar days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have accepted such Direct Claim. If the Indemnifying Party rejects such Direct Claim, the Indemnitee may seek enforcement of its rights under this Agreement.

     17.7 If the amount of any loss or damages recoverable under this Article 17, at any time subsequent to the making of a payment in respect thereof, is reduced by recovery, settlement, or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement, or payment by or against any other entity, the amount of such reduction, less any costs, expenses, or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the prime rate as published in The Wall Street Journal) will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any indemnity payment, the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnitee against any third party in respect of the claim to which the payment relates; provided, however, that until the Indemnitee recovers full payment of its loss or damages, any and all claims of the Indemnifying Party against any such third party on account of said payment are hereby made expressly subordinated and subjected in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

     17.8 A failure to give timely notice as provided in this Article 17 will not affect the rights or obligations of any Party hereunder except if, and only to the extent that, as a result of such failure, the Party which was entitled to receive such notice was actually prejudiced as a result of such failure.

                                   ARTICLE 18

                                 CONFIDENTIALITY
                                 ---------------

     18.1 Each Party acknowledges the importance to the other Party of preserving the confidentiality of the Confidential Information and that a Disclosing Party will comply with this Article 18 in furnishing Confidential Information to a Recipient in connection with the matters contemplated by this Agreement.

     18.2 The Recipient shall treat all Confidential Information as the proprietary, sensitive and strictly confidential information of a Disclosing Party, and shall not reveal, divulge or disclose any Confidential Information, at any time or for any reason, to any person or entity, except to the Representatives of such Recipient who have a need to know such Confidential Information for the purposes authorized in this Agreement; provided that such Representatives have been advised and instructed by such Recipient that the Confidential Information is and is to be treated as strictly confidential in accordance with this Agreement. The Recipient shall safeguard the Confidential Information at least to the same extent that it would its own proprietary, sensitive, and confidential information. The Recipient will instruct all of its Representatives to maintain the confidentiality of all Confidential Information and will be responsible for any breach of any obligation set forth in this Article 18 that is caused by any of them.

     18.3 Notwithstanding the foregoing provisions of Section 18.2, the Recipient may disclose Confidential Information to the extent but only to the extent (a) expressly approved by the Disclosing Party in writing or (b) required by law, a court, or a governmental authority (each, an "Authority"), but only if
(i) the Recipient attempts to notify the Disclosing Party as far in advance as practicable prior to making disclosure of its intent to disclose Confidential Information and of the content and mode of communication of the disclosure, and
(ii) the Recipient cooperates with the Disclosing Party's efforts to obtain a protective order protecting the Confidential Information from disclosure. In addition, if disclosure is required by an Authority, the Recipient to the extent practicable, will (a) promptly notify the Disclosing Party of the circumstances surrounding the requirement, (b) consult with the Disclosing Party on the advisability of taking legally available steps to resist or narrow the request or requirement, and (c) disclose such Confidential Information only after using all reasonable efforts to comply with clauses (a) and (b) and after cooperating with the Disclosing Party's reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to any portion of the Confidential Information designated for such treatment by the Disclosing Party. If such protective order or other assurance is not obtained, the Recipient will furnish only that portion of the Confidential Information that is required, and will seek, to the extent reasonable under the circumstances, to obtain assurances that confidential treatment will be accorded to the Confidential Information by the party(ies) to whom the Recipient is required to disclose. Anything in this Agreement to the contrary notwithstanding, a Recipient may disclose Confidential Information to FERC; provided such disclosure relates to FERC's evaluation or consideration of matters contemplated by this Agreement and provided that the Recipient seeks to the maximum extent permitted by law and by FERC's regulations to compel FERC to keep the information confidential.

     18.4 All Confidential Information delivered by a Disclosing Party to a Recipient pursuant to this Agreement shall be and remain the property of the Disclosing Party, and such Confidential Information shall be promptly returned to the Disclosing Party upon request or the termination of this Agreement. Promptly after performing its obligations under the preceding sentence, the Recipient will, upon request, furnish the Disclosing Party with a certificate executed by an officer, certifying such return. That portion of the Confidential Information that may be found in analyses, compilations, studies or other documents prepared by or for a Recipient and all Confidential Information that is oral will be kept by the Recipient subject to the terms of this Agreement or destroyed. Neither the Recipient nor any of its Representatives shall use the Confidential Information for any purpose whatsoever except to consider, evaluate or effectuate matters or services contemplated by this Agreement.

     18.5 The obligations of the Parties under this Article 18 shall survive the termination of this Agreement and shall remain binding for a period of two (2) years thereafter; provided, however, that a Recipient's obligations under
Section 18.2 with respect to any trade secrets or other proprietary information that are clearly and conspicuously identified as such by the Disclosing Party at the time of disclosure and under the third sentence of Section 18.4 shall continue, without limitation, and nothing in this Section 18.5 shall limit or be construed to limit the term of protection of any laws otherwise protecting such Confidential Information under intellectual property laws.

     18.6 Although each of the Parties hereby agrees to use reasonable efforts to include in Confidential Information furnished to the other Party data and information believed by it to be relevant to the discussions, consideration and effectuation, if any, of any actions or matters contemplated by this Agreement, each Party hereby disclaims and does not make hereby any express or implied representation or warranty concerning the accuracy or completeness of any Confidential Information, and no Disclosing Party shall have liability to a Recipient for Recipient's use of any Confidential Information of the Disclosing Party. In addition, determination of the amount of Confidential Information to be disclosed resides solely with the Disclosing Party and disclosure of information of any nature shall not obligate the Disclosing Party to disclose any further Confidential Information.

     18.7 No license to a Party, under any trademark, patent, copyright or other intellectual property right is either granted or implied by the conveying of Confidential Information to such Party. None of the Confidential Information which may be disclosed or exchanged by the Parties shall constitute any representation, warranty, assurance, guarantee or inducement by any Party to the other Parties of any kind, and, in particular, with respect to the non-infringement of trademarks, patents, copyrights, or any other intellectual property rights, or other rights of third persons.

     18.8 Midwest ISO shall not use or display any logo, tradename, trademark, service mark or other intellectual property of GridAmerica or the GridAmerica Three without the prior written consent of GridAmerica to such use or display. Any use or display by Midwest ISO of any logo, tradename, trademark, service mark or other intellectual property of GridAmerica shall be deemed to be pursuant to a non-exclusive, non-transferable, non-assignable license to use such item solely as consented to by GridAmerica, which license will terminate upon any termination of this Agreement, and shall in no way be construed to mean that Midwest ISO has acquired any ownership interest therein. Other issues related to intellectual property will be addressed in certain of the agreements described in the Participation Agreement dated July 3, 2002.

                                   ARTICLE 19

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                    -----------------------------------------


     19.1 In order to induce Midwest ISO to enter into this Agreement, GridAmerica hereby represents and warrants that the statements contained in this
Section 19.1 are true and correct.

          (a) GridAmerica is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to own, lease, use and operate its properties and to conduct its business as and where owned, leased, used, operated and conducted.

          (b) Subject to the receipt by GridAmerica and the GridAmerica Three of any Required Consents, GridAmerica has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of GridAmerica. This Agreement has been duly executed and delivered by GridAmerica and, subject to the receipt by GridAmerica and its affiliates of any Required Consents required by it or any of them, constitutes the legal, valid and binding obligation of GridAmerica, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          (c)  Neither  the  execution   and  delivery  of  this   Agreement  by
GridAmerica nor the consummation of the transactions contemplated hereby:

               (1) will violate, conflict with, or result in a breach of any provision of its certificate of organization or it limited liability company agreement; or

               (2) will violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, require any consent under, or entitle any person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of GridAmerica, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which GridAmerica is a party, the effect of which will have or is reasonably likely to have, a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of GridAmerica.

          (d) Subject to the receipt by GridAmerica or any of the GridAmerica Three of any Required Consents, all authorizations of and exemptions, actions or approvals by, and all notices to or filings with, any federal Governmental Authority that are required to have been obtained or made by GridAmerica or any of the GridAmerica Three, as the case may be, in connection with the execution and delivery of this Agreement have been obtained or made and are in full force and effect, and all conditions of any such authorizations, exemptions, actions or approvals have been complied with.

     19.2 No later than 40 days after the Commission issues one or more Final Orders, GridAmerica shall notify Midwest ISO in writing whether or not such Final Orders constitute an Approval Order.

     19.3 In order to induce GridAmerica to enter into this Agreement, Midwest ISO hereby represents and warrants that the statements contained in this Section
19.3 are true and correct.

          (a) Midwest ISO is a Delaware non-stock corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to own, lease, use and operate its properties and to conduct its business as and where owned, leased, used, operated and conducted.

          (b) Midwest ISO has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Midwest ISO. This Agreement has been duly executed and delivered by Midwest ISO and, subject to the receipt by Midwest ISO of any Required Consents required by it, constitutes the legal, valid and binding obligation of Midwest ISO, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

          (c) Neither the execution and delivery of this Agreement by Midwest ISO nor the consummation of the transactions contemplated hereby:

               (1) will violate, conflict with, or result in a breach of any provision of its articles of incorporation; or

               (2) will violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, require any consent under, or entitle any person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Midwest ISO, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Midwest ISO is a party, the effect of which will have or is reasonably likely to have, a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of Midwest ISO.

          (d) All authorizations of and exemptions, actions or approvals by, and all notices to or filings with, any federal Governmental Authority that are required to have been obtained or made by Midwest ISO in connection with the execution and delivery of this Agreement have been obtained or made and are in full force and effect, and all conditions of any such authorizations, exemptions, actions or approvals have been complied with.

     19.4 No later than 40 days after the Commission issues one or more Final Orders, Midwest ISO shall notify GridAmerica in writing whether or not such Final Orders constitute an Approval Order.

     19.5 During the term of this Agreement and for a period of 12 months after the termination hereof, each Party agrees, that without the prior written consent of the other Party, it will not solicit for employment any employees of such other Party; provided however, that this limitation shall not prevent solicitations addressed to the public generally or preclude a Party from considering for employment employees of the other Party who initiated contact with such Party or who responded to any such general solicitation.

                                   ARTICLE 20

                                  MISCELLANEOUS
                                  -------------

     20.1 The obligations of the Parties shall be binding on and inure to the benefit of their respective heirs, successors, assigns, and affiliates.

     20.2 This Agreement constitutes the Parties' entire agreement concerning the subject matter hereof and may be amended or modified only by a subsequent agreement in writing. A waiver, discharge, amendment, modification, or termination of this Agreement or any provision hereof, shall be valid and effective only if in writing and executed by both Parties. A written waiver of a right, remedy or obligation under a provision of this Agreement will not constitute a waiver of the provision itself, a waiver of any succeeding right, remedy or obligation under the provision, or a waiver of any other right, remedy, or obligation under this Agreement. Any delay or failure by a Party in enforcing any obligation or in exercising any right or remedy shall not operate as a waiver of it or affect that Party's right later to enforce the obligation or exercise the right or remedy, and a single or partial exercise of a right of remedy by a Party does not preclude any further exercise of it or the exercise of any other right or remedy of that Party.

     20.3 If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable in any respect or with respect, such provision in all other respects and the remaining provisions of this Agreement, shall nevertheless continue in full force and effect without being impaired or invalidated and shall be enforced to the full extent permitted by law.

     20.4 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

     20.5 Every notice, consent or approval required or permitted under this Agreement shall be valid only if in writing, delivered personally or by mail, confirmed telefacsimile. or commercial courier, and sent by the sender to each other Party at its address or number below, or to such other address or number as each Party may designate by notice to the other Party. A validly given notice, consent or approval will the effective when received if delivered personally or by telefacsimile, or commercial courier, or certified mail with return receipt requested, postage prepaid.

If to GridAmerica, to:

                          Nick Winser
                          Senior Vice President
                          National Grid USA
                          25 Research Drive
                          Westborough, MA  01582
                          (508) 389-2855

If to Midwest ISO, to:

                          Midwest Independent transmission System Operator, Inc. 701 City Center Drive
                          Carmel, IN 46032
                          Attention:  James P. Torgerson, President and CEO
                          Fax No.: (317) 249-5945

     20.6 This Agreement shall be construed and enforced according to the laws of the State of New York (other than the choice of law provisions thereof), except to the extent preempted by the federal law of the United States of America.

     20.7 As used in this Agreement, the words "herein," "hereof and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph, or other subdivision. Unless the context of this Agreement otherwise requires, (a) words of any gender will be deemed to include each other gender; (b) words using the singular or plural number will also include the plural or singular number, respectively; (c) the terms or "Section" or "subparagraph" will refer to the specified Section or subparagraph of this Agreement; (d) the term "or" will mean "and/or"; and. (e) the headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect its construction.

     20.8 If a Recipient breaches or threatens to breach any of its obligations contained in Article 18 of this Agreement, the Disclosing Party of the pertinent Confidential Information will be deemed to be irreparably harmed and entitled to seek the issuance of a temporary restraining order or preliminary injunction enforcing this Agreement, and to judgment for damages caused by breach, and to any other remedies provided by applicable law. The non-breaching Party shall also be entitled to recover its attorneys' fees and costs incurred as a result of such breach.

     20.9 Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except that (i) GridAmerica may assign its rights and obligations hereunder without such consent to any successor entity by reason of a merger, consolidation, reorganization. sale of assets, spin-off, foreclosure or other transaction, as a result of which substantially all of the Facilities are acquired by such successor; and (ii) Midwest ISO may assigns its rights and obligations hereunder without such consent to any successor entity by reason of a merger, consolidation, reorganization, sale of assets, spin-off, foreclosure or other transaction, as a result of which substantially all of the assets of Midwest ISO are acquired by such successor.

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

     20.10 The Parties hereto acknowledge and agree that in the performance of their respective duties and obligations hereunder they are acting as independent contractors of each other, and neither Party shall represent that an employer/employee, partnership, joint venture, or agency relationship exists between them or between GridAmerica any Owner or other Member, nor shall either Party have the power nor will either Party represent that it has the power to bind the other Party hereto to any contract or agreement.

     20.11 Upon the reasonable request of the other Party, each Party hereto agrees to take any and all such actions as are necessary or appropriate to give effect to the terms set forth in this Agreement and are not inconsistent with the terms hereof.

     20.12 This Agreement shall not be construed, interpreted, or applied in such a manner as to cause GridAmerica to be in material breach, anticipatory or otherwise, of any agreement (in effect on the Effective Date) between GridAmerica and one or more third parties for the joint ownership, operation, sharing (including costs, responsibilities and/or revenues) or maintenance of any electrical facilities covered by this Agreement. GridAmerica shall discuss with Midwest ISO any material conflict between any such third-party joint agreement and this Agreement raised by a third party to such joint agreement, but the resolution of such a conflict shall be and remain within the sole discretion of GridAmerica; provided, however, that GridAmerica shall, if otherwise unresolved, utilize available remedies and dispute resolution procedures to resolve such conflict, including, but not limited to, submitting such conflict to FERC for resolution; provided, further, that in no event shall GridAmerica enter into a resolution of such conflict which would impair the reliability of the Transmission System.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.




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


MIDWEST INDEPENDENT TRANSMISSION SYSTEM
OPERATOR, INC.



By:      \s\ James P. Torgerson
   -------------------------------------
Name:    James P. Torgerson
Title:   President and CEO

GRIDAMERICA LLC


By:      \s\ Nicholas P. Winser
   -----------------------------------
Name:     Nicholas P. Winser
Title:   Chief Executive Officer



                                       30